Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Brunswick Corporation Note-Backed Series 2002-3
*CUSIP:    21988G494       Class     A-1
           21988GBP0       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of          August 1, 2003.....                               $0.00
         Scheduled Income received on securities.....              $391,875.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$391,874.69
         Distribution to Class A-2 Holders.....                         -$0.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.31
Balance as of         February 1, 2004.....                              $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         August 1, 2003.....                                $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of         February 1, 2004.....                              $0.00


               UNDERLYING SECURITIES HELD AS OF February 1, 2004

               Principal
                 Amount                                    Title of Security
               ---------                                   -----------------
                 $11,000,000       Brunswick Corporation 7-1/8% Notes due
                                   August 1, 2027
                                   *CUSIP:        117043AG4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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